Exhibit 3.84

KANSAS SECRETARY OF STATE Limited Liability Company Articles of Organization, Kansas

Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594	(785) 296-4564 kssos@ks.gov https://sos.kansas.gov	THIS SPACE FOR OFFICE USE ONLY

1. Name of the limited liability company:	Sprint International Holding LLC

2. Name of resident agent and address of registered office in Kansas: Must be a Kansas street address. A P.O. Box or Rural Route/Box is unacceptable.	Name Corporation Service Company
Street Address 2900 SW Wanamaker Drive, Suite 204
City Topeka	State KS	Zip 66614

3. Mailing address: Address will be used to send official mail from the Secretary of State’s Office	Attention Name Legal Dept. - Corporate Governance
Street Address 12920 SE 38th Street
City Bellevue	State WA	Zip 98006	Country USA

4. Tax closing month: (December is default)	December

5.    I declare under penalty of perjury pursuant to the laws of the state of Kansas that the foregoing is true and correct.
        (the signature of one or more authorized persons to form the limited liability company is required)

Signature of Authorized Person
/s/ Christopher Miller

“Effective Date: 12/31/2021”
1/1 K.S.A. 17-7673
Rev. 10/28/19 tc